Exhibit 10.8

MASTER SECURITY AGREEMENT

DATED AS OF 9/26/2007

THIS MASTER SECURITY AGREEMENT (this “Agreement”) is between General Electric Capital Corporation (together with its successors and assigns, if any, “Secured Party”) and the undersigned Debtor (“Debtor”). Secured Party has a mailing address at 20225 Watertower Blvd., Suite 400, Brookfield, Wl 53045, Attn: Operations Dept. Debtor is a Corporation organized and existing under the laws of the State of Delaware. Debtor’s mailing address and chief place of business is 4605 Lankershim Blvd., North Hollywood, CA 91602. This Agreement contains the general terms that apply to the financing of Equipment (defined below). Additional terms that apply to the Equipment shall be contained on a schedule (“Schedule”). Capitalized terms used, but not otherwise defined, herein and which are defined in a Schedule shall have the respective meanings assigned to such terms in such Schedule.

1. FINANCING, TERM AND TERMINATION:

(a) Secured Party agrees to finance Debtor’s purchase of the equipment (“Equipment” and individually a “unit of Equipment”). All units of Equipment and other property, and all accessories, upgrades, additions, substitutions, replacement parts and tools pertaining thereto are further described in any Schedule signed by both parties.

(b) This Agreement shall be effective as of the date stated above and, unless sooner terminated by Secured Party as hereinafter provided, shall continue until all of Debtor’s obligations hereunder or under any Schedule(s) are fulfilled. The term of each Schedule is as specified in applicable Schedule and commences upon the “Term Commencement Date” (as defined in such Schedule). In the event of a conflict between provisions of this Agreement and a Schedule, the provisions of such Schedule shall control.

2. TRANSPORTATION AND RISK OF LOSS: The Equipment will be shipped to the site identified in a Schedule by the supplier or manufacturer of the Equipment identified in the Schedule (“Supplier”). The Debtor or the Supplier will bear responsibility for transportation and risk of loss of the Equipment at all times. At no time will Secured Party bear the risk of loss. The use of the term “risk of loss” herein shall include, without limitation, the entire risk of any loss, theft, damage to, or destruction of any unit of Equipment from any cause whatsoever.

3. CREATION OF SECURITY INTEREST: Debtor grants to Secured Party, its successors and assigns, a first security interest in and against the Equipment and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof. This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Debtor, any principal of Debtor and any entity managed or controlled by Debtor or any principal of Debtor to Secured Party, now existing or arising in the future, and any renewals, extensions and modifications of such debts, obligations and liabilities.

4. MONTHLY INSTALLMENTS/DOWN PAYMENT: Debtor shall pay monthly installments to Secured Party at its address stated above, except as otherwise directed by Secured Party. Installments shall be in the amount set forth in the applicable Schedule and are due in advance beginning on the Term Commencement Date and on the same day of each consecutive month thereafter. If any down payment (as stated in the Schedule) is payable, it shall be due on or before the Debtor signs the Schedule. The down payment shall be applied in the manner set forth under such Schedule. If a monthly installment is not paid within ten days of its due date, Debtor agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such installment but not exceeding the lawful maximum, if any. All other payments received by Secured Party shall first be applied to any accrued late charge(s) and other monies due Secured Party hereunder and then to any unpaid installments.

5. TAXES: If permitted by law, Debtor shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any receipts hereunder), any Schedule, Secured Party or Debtor by any governmental entity or taxing authority during or related to the term of this Agreement, or to any other period during which the Debtor had use or possession of the Equipment, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively “Taxes”). Debtor shall have no liability for Taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Secured Party. Debtor shall promptly reimburse Secured Party (on an after tax basis) for any Taxes charged to or assessed against or paid by Secured Party. Debtor shall send Secured Party a copy of each report or return and evidence of Debtor’s payment of Taxes upon request by Secured Party. Debtor’s obligations under this Section 5 shall survive any expiration or termination of this Agreement.

6. REPORTS:

(a) If any tax charge or other lien shall attach to any Equipment, Debtor will notify Secured Party in writing, within ten days after Debtor becomes aware of the tax charge or lien. The notice shall include the full particulars of the tax charge or lien and the location of such Equipment on the date of the notice.

(b) Debtor will deliver to Secured Party, Debtor’s complete financial statements, certified by a recognized firm of certified public accountants within 90 days of the close of each fiscal year of Debtor. Debtor will deliver to Secured Party copies of Debtor’s quarterly financial report certified by the chief financial officer of Debtor, within 30 days of the close of each fiscal quarter of Debtor. Debtor will deliver to Secured Party all Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission within 30 days after the date on which they are filed. Upon the written request of Secured Party, Debtor will deliver to Secured Party any additional information reasonably requested by Secured Party, including but not limited to accounts receivable agings, activity reports and budget comparison reports.

(c) Debtor will not change its state of incorporation or organization or its name as it appears in official filings in the state of its incorporation or organization without giving Secured Party at least 10 days’ prior written notice.

7. MAINTENANCE:

(a) Debtor’s use of the Equipment shall be subject to the Supplier’s terms and conditions of sale, including but not limited to any requirements regarding site preparation. Debtor further acknowledges that in the event the Equipment contains embedded software, such software is subject to the proprietary rights of the owner thereof and Debtor’s use of such software will be subject to the terms of any related software licenses.

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(b) Debtor will, at its sole expense, maintain each unit of Equipment in good operating order and repair, normal wear and tear excepted. The Debtor shall also maintain the Equipment in accordance with Supplier’s recommendations. Debtor shall make all alterations or modifications required to comply with any applicable law, rule or regulation during the term of this Agreement. If Secured Party requests, Debtor shall affix plates, tags or other identifying labels showing ownership thereof by Debtor and Secured Party’s security interest.

(c) Debtor will not attach or install anything on any Equipment that will impair the originally intended function or use of such Equipment without the prior written consent of Secured Party. All additions, parts, supplies, accessories, and equipment (“Additions”) furnished or attached to any Equipment that are not readily removable shall become the property of Secured Party. All Additions shall be made only in compliance with applicable law.

8. INSURANCE: Debtor agrees at its own expense, to keep the Equipment insured with companies acceptable to Secured Party for such amounts and against such hazards as Secured Party may require, including, but not limited to, all risk physical damage insurance for the Equipment itself, with losses under the policies payable to Secured Party or its assigns, if any, and liability coverage for personal injuries, death and/or property damages on terms satisfactory to Secured Party. Secured Party and/or its officers, agents, employees and/or successors and/or assigns shall be named as an additional insured under all such insurance policies with loss payable clauses under said policies payable in Secured Party’s favor, as Secured Party’s interest may appear. Said Equipment shall be insured for not less than the amount, as Secured Party shall specify. Said liability insurance shall be in an amount of not less than two million dollars ($2,000,000.00) or such other amount as Secured Party shall specify. Debtor hereby appoints Secured Party as its attorney-in-fact to make proof of loss and claims for insurance and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made with respect to such insurance policies. Debtor may not make adjustments with insurers except with Secured Party’s prior written consent. The policies will provide that the insurance may not be altered or canceled by the insurer until after thirty days written notice to Secured Party. In the event of damage to or loss, secretion, destruction or theft of the Equipment, or any portion of the Equipment, whether in whole or in part, Debtor will pay to Secured Party the outstanding balance of all Equipment, or of the portion of the Equipment affected if the value and use of the remainder of the Equipment are not affected at the time of such occurrence (except the extent that Secured Party indefeasibly receives proceeds of insurance covering such Equipment). Secured Party may, at Secured Party’s option, apply proceeds of insurance, in whole or in part, (i) to repair or comparably replace the Equipment or any portion of it, or (ii) to satisfy any of Debtor’s obligations pursuant to this Agreement or a Schedule. Upon the request of Secured Party, Debtor shall deliver to Secured Party evidence reasonably satisfactory to Secured Party that Debtor is in compliance with all insurance requirements set forth in this Section 8, which evidence so requested may include insurance certificates from each relevant insurer.

9. ACCESS AND REMOVAL:

(a) The cost of removal and turnover, including all transportation, of the Equipment in the event of Debtor’s default of a Schedule will be at Debtor’s expense. If Debtor makes modifications to the site after the Equipment has been installed which impede the removal of the Equipment, the cost of removing the impediments and restoring the site will be at Debtor’s expense.

(b) If, following an event of default, Secured Party exercises its right to demand that Debtor turn over the Equipment to Secured Party, the Equipment will be turned over to Secured Party or assigns, in the same condition and appearance as when received by Debtor (reasonable wear and tear excepted) and in good working order and condition, operable in accordance with the Supplier’s then prevailing performance specifications. All waste material and fluid must be removed from the Equipment and disposed of by Debtor in accordance with then current waste disposal laws. If the Equipment is not so turned over, Secured Party, at Debtor’s sole expense, may have the Equipment restored to such a condition. If Secured Party so requires, the units shall be de-installed and crated by an authorized Supplier’s representative or such other service person as is reasonably satisfactory to Secured Party.

10. DEFAULT AND REMEDIES:

(a) Secured Party may declare this Agreement in default if: (i) Debtor breaches its obligation to pay monthly installments or any other sum owing to Secured Party (under this Agreement or otherwise) when due and fails to cure the breach within ten days; (ii) Debtor breaches any of its insurance obligations under Section 8 above; (iii) Debtor assigns any of its interests in this Agreement or in the Equipment without the Secured Party’s prior written consent; (iv) Debtor breaches any of its other obligations under this Agreement and fails to cure that breach within 30 days after written notice from Secured Party; (v) any representation or warranty made by Debtor in connection with this Agreement shall be incorrect, false or misleading in any material respect; (vi) Debtor or any guarantor or other obligor for the Debtor’s obligations hereunder (“Guarantor”) becomes insolvent or ceases to do business as a going concern; (vii) if Debtor or any Guarantor is a natural person, any death or incompetency of Debtor or such Guarantor; (viii) a petition is filed by or against Debtor or any Guarantor under any bankruptcy or insolvency laws (in which event, it would be an immediate event of default) and in the event of an involuntary petition, the petition is not dismissed within 45 days of the filing date; (ix) any material adverse change occurs in Debtor’s financial condition or business operations (or of any Guarantor) or any material change occurs in the ownership of Debtor (or of any Guarantor), or (x) Debtor improperly files an amendment or termination statement relating to a filed financing statement describing the Equipment. Debtor’s default under a Schedule or a default by Debtor, any principal of Debtor or any entity managed or controlled by Debtor or by any principal of Debtor under any other agreement or contract with Secured Party, will at Secured Parties sole option, constitute a default of this Agreement and all Schedules entered into pursuant to this Agreement.

(b) Upon the occurrence of an event of default hereunder, Secured Party shall have the non-exclusive option to: (i) declare all sums due and to become due for the full term of any or all of the Schedules immediately due and payable; (ii) declare all other amount(s) due Secured Party hereunder immediately due and payable; (iii) collect from Debtor, on all monies due but unpaid for more than ten days, a late charge of five cents per dollar on, and in addition to, the amount of all such monies, but not exceeding the lawful maximum; (iv) take possession of the Equipment and remove same from its existing location(s) without notice to or consent of Debtor; and store and/or dispose (by public sale or otherwise) of the Equipment at its then existing location(s) at no charge to Secured Party; (v) sell or lease any or all items of Equipment at public or private sale or lease at such time or times as Secured Party may determine and if notice thereof is required by law, any notice in writing of any such sale or lease by Secured Party to Debtor not less than ten days prior to the date thereof shall constitute reasonable notice thereof to Debtor; (vi) otherwise dispose of, hold, use, operate, or keep idle such Equipment, all as Secured Party, in its sole discretion, may determine; and (vii) assert any other remedies available to Secured Party at law or in equity (including, without limitation, under the Uniform Commercial Code).

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(c) After deducting all expenses of retaking, repairing, holding, transporting, selling and/or reletting the Equipment, the net proceeds (if any) from such sale or reletting by Secured Party shall be applied against Debtor’s obligation hereunder. The proceeds of any sale, re-lease, or other disposition (if any) shall be applied in the following priorities: (i) first, to pay all Secured Party’s costs, charges and expenses in taking, removing, holding, repairing, selling, re-leasing and disposing of the Equipment; (ii) second, to the extent not previously paid by Debtor (or by a Guarantor of Debtor’s obligations hereunder) to pay Secured Party all amounts due from Debtor hereunder; and (iii) lastly, any surplus shall be delivered to Debtor. Secured Party shall have the right to seek a deficiency from Debtor notwithstanding Secured Party’s repossession or abandonment of the Equipment, or Secured Party’s sale or reletting the Equipment to a third party.

(d) The foregoing remedies are cumulative and nonexclusive of any other rights and remedies that Debtor may have under any other agreement or at law or in equity and may be exercised individually or concurrently, any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Debtor waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Debtor shall pay Secured Party’s actual attorney’s fees, agency fees, collection costs and expenses and any other costs and expenses incurred in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

11. INDEMNIFICATION: Debtor hereby agrees to indemnify Secured Party, its agents, employees, successors and assigns (on an after tax basis) from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature arising out of or relating to the Equipment or this Agreement (“Claims”). This indemnity shall include, but is not limited to, Secured Party’s strict liability in tort and Claims, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Secured Party or Debtor and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Debtor or employees of Debtor. Debtor shall, upon request, defend any actions based on, or arising out of, any of the foregoing. All of Secured Party’s rights, privileges and indemnities contained in this Section 11 shall survive the expiration or other termination of this Agreement. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Secured Party, its successors and assigns.

12. DISCLAIMER: DEBTOR ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM SECURED PARTY, ITS AGENTS OR EMPLOYEES. SECURED PARTY DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT FINANCED UNDER THIS AGREEMENT OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. ALL SUCH RISKS, AS BETWEEN SECURED PARTY AND DEBTOR, ARE TO BE BORNE BY DEBTOR. DEBTOR FURTHER AGREES THAT SECURED PARTY AND ITS REPRESENTATIVES HAVE NO LIABILITY TO DEBTOR FOR (I) ANY PENAL, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES SUCH AS LOST PROFIT OR REVENUE, (II) ANY ASSISTANCE NOT REQUIRED UNDER THE SCHEDULE, OR (III) ANYTHING OCCURRING AFTER END OF A SCHEDULE. THIS IS A COMMERCIAL TRANSACTION. ANY CLAIM RELATED TO THIS CONTRACT WILL BE COVERED SOLELY BY COMMERCIAL LEGAL PRINCIPLES. SECURED PARTY, ITS REPRESENTATIVES AND ASSIGNS WILL NOT HAVE ANY NEGLIGENCE OR OTHER TORT LIABILITY TO DEBTOR OR ANY PERSON OR ENTITY, ARISING FROM THIS AGREEMENT AND ANY OTHER DOCUMENT OR ANY USE OF ANY EQUIPMENT.

13. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR: Debtor makes each of the following representations, warranties, and covenants to Secured Party on the date hereof and on the date of execution of each Schedule.

(a) Debtor has full power and capacity to enter into, and perform under, this Agreement, the Schedules and all related documents (together, the “Documents”). Debtor is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

(b) The Documents have been duly authorized, executed and delivered by Debtor and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

(c) No approval, consent or withholding of objections is required from any governmental authority or any person or entity with respect to the entry into or performance by Debtor of the Documents except such as have already been obtained.

(d) The entry into and performance by Debtor of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Debtor or any provision of Debtor’s organizational documents; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Debtor is a party.

(e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Debtor, which if decided against Debtor will have a material adverse effect on its business or operations or its ability to fulfill its obligations under this Agreement.

(f) The Equipment is and will remain tangible personal property.

(g) Each financial statement delivered to Secured Party has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the most recent financial statement, there has been no material adverse change in the financial condition of the Debtor.

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(h) Debtor’s exact legal name is as set forth in the last page of this Agreement and Debtor is and will be at all times validly existing and in good standing under the laws of the state of its formation (specified in the first sentence of this Agreement).

(i) The Equipment will at all times be used for commercial or business purposes.

(j) Debtors agrees that the Equipment will be used by Debtor solely in the conduct of its business and in a manner complying with all applicable laws, regulations and insurance policies.

(k) Debtor will not move any Equipment from the location specified on the Schedule, without the prior written consent of Secured Party.

(l) Debtor will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Secured Party.

14. USURY SAVINGS: It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws. Accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or this Agreement, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or this Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or this Agreement shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither Debtor nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Debtor, at the option of the Secured Party, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof.

15. ASSIGNMENT: DEBTOR SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF DEBTOR IN THE EQUIPMENT OR THE RIGHTS OR OBLIGATIONS OF DEBTOR UNDER THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF SECURED PARTY. Secured Party may, without the consent of Debtor, assign this Agreement, any Schedule or any promissory note governed by this Agreement or the right to enter into a Schedule provided that any such assignment shall not relieve Secured Party of its obligations hereunder. Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all monthly installments and all other amounts payable under any assigned Schedule to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee. Debtor hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever.

16. NO THIRD PARTY BENEFICIARIES: This Agreement is for the benefit of Debtor and Secured Party and no person or legal entity is, or shall be, considered an intended third party beneficiary thereof, and no person other than Debtor and Secured Party shall have an enforceable right to any benefits under this Agreement.

17. PROTECTED HEALTH INFORMATION. Debtor shall not disclose any Protected Health Information to Secured Party during the term of this Agreement. In the event Secured Party exercises its rights to proceed against, or otherwise obtains possession of, the Equipment, whether by event of default, termination of this Agreement, or otherwise, Debtor shall purge and/or remove any and all Protected Health Information from that part of the Equipment, including from any related hardware or software, and ensure that the transfer of the Equipment shall not result in Disclosure of any Protected Health Information. “Protected Health Information” has the meaning as set forth in 45 C.F.R. § 164.501. “Disclosure” has the meaning set forth in 45 C.F.R. § 164.501.

18. COMPLIANCE WITH REPORTING RESPONSIBILITIES: Debtor agrees to fully and accurately account for, and report in any applicable cost reports, all items and services received from Secured Party under this Agreement and all Schedules, in a way which complies with all applicable laws and regulations, including the Federal Social Security Act and implementing regulations relating to Medicare, Medicaid and the Federal Health Care Programs.

19. FILING: Debtor will sign and return to Secured Party when requested such instrument(s) as applicable law requires or permits to give public notice of Secured Party’s interest in the Equipment. In addition, Debtor hereby authorizes Secured Party to file a financing statement and amendments thereto describing the Equipment described in any and all Schedules now and hereafter executed pursuant hereto and adding any collateral described therein and containing any other information required by the applicable Uniform Commercial Code. Debtor hereby irrevocably appoints Secured Party or its designee as Debtor’s agent and attorney-in-fact to sign such instrument(s) on Debtor’s behalf and to file them.

20. MISCELLANEOUS:

(a) DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE DOCUMENTS, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, ADDENDA OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(b) Time is of the essence of this Agreement. Secured Party’s failure at any time to require strict performance by Debtor of any of the provisions hereof shall not waive or diminish Secured Party’s right at any other time to demand strict compliance with this Agreement. If more than one Debtor is named in this Agreement, the liability of each shall be joint and several. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have specified in writing by notice as prescribed in this Agreement. This

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Agreement and any addendum, schedule and annexes hereto constitute the entire agreement of the parties with respect to the subject matter hereof. No prior proposals, statements, course of dealing, or usage of trade will be a part of this Agreement. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH OF THE PARTIES HERETO.

(c) If Debtor does not comply with any provision of this Agreement, Secured Party shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts spent and obligations incurred or assumed by Secured Party in effecting such compliance shall constitute an additional installment due to Secured Party. Debtor shall pay the additional Installment within five days after the date Secured Party sends notice to Debtor requesting payment. Secured Party’s effecting such compliance shall not be a waiver of Debtor’s default.

(d) Any provisions in this Agreement, any Schedule, addendum or amendment hereto that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto, but the remaining provisions shall remain enforceable as written.

(e) This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by and construed in accordance with, the internal laws of the State of Wisconsin (without regard to the conflict of laws principles of such State, including all matters of construction, validity and performance, regardless of the location of the Equipment.

(f) Debtor agrees that neither it nor its affiliates will in the future issue any press release or other public disclosure using the name of General Electric Capital Corporation or any of its affiliates or referring to this Agreement without at least two (2) business days’ prior notice to Secured Party and without the prior written consent of Secured Party unless (and only to the extent that) Debtor or its affiliate is required to do so under law and then, in any event, such Debtor or affiliate will consult with Secured Party before issuing such press release or other public disclosure. Debtor consents to the publication by Secured Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

(g) There is no restriction either express or implied on any disclosure or dissemination of the structure or tax aspects of the transactions contemplated by this Agreement. Further, Secured Party acknowledges that it has no proprietary rights to any tax matter or tax idea or to any element of the transaction structure.

(h) This Agreement and any related documents may be authenticated by manual signature, facsimile or, if approved in writing by Secured Party, electronic means, all of which shall be equally valid.

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SECURED PARTY:		DEBTOR:

General Electric Capital Corporation		IPC The Hospitalist Company, Inc.

By:	/s/ Wendy Schweighardt	By:	/s/ Devra Shapiro
Name:	Wendy Schweighardt	Name:	Devra Shapiro
Title:	Duly Authorized Signatory	Title:	Chief Financial Officer

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IT FINANCING ADDENDUM TO

MASTER SECURITY AGREEMENT

DATED AS OF 9/26/2007

THIS ADDENDUM (“Addendum”) is attached and made a part of the above referenced Master Security Agreement (the “Agreement”) between General Electric Capital Corporation (“Secured Party”) and the undersigned Debtor (“Debtor”) and is incorporated by reference into the Agreement. This Addendum modifies and supplements the Agreement and sets forth additional terms and conditions. Any conflict between this Addendum and the Agreement shall be resolved so as to give effect to the provisions of this Addendum. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

1. IT SYSTEM FINANCING. In addition to the Equipment, the Agreement also includes a loan by Secured Party to Debtor for the financing of certain intangible personal property or associated services, such as software license fees and prepaid database subscriptions and related manuals, updates, revisions, program and data files, and documentation relating thereto or used or usable in connection therewith (hereinafter, an “IT System”). Such financing may also include certain items of installation, training and services relating to the IT System. The IT System is governed by a license agreement or similar type agreement (the “License”) with the IT vendor (the “IT Vendor”) identified in the Schedule issued in connection herewith. Except as otherwise provided herein, for purposes of interpreting the Agreement, the IT System shall be considered part of the “Equipment’ as defined in the Agreement.

2. SECURITY INTEREST IN IT SYSTEM. Debtor hereby grants to Secured Party as additional collateral security for Debtor’s payment and performance of all Debtor’s obligations of payment and performance under this Addendum, the Agreement, and every other present or future Schedule or other agreement between Debtor and Secured Party, a security interest in all of its right, title and interest in the IT System and to the software, including without limitation, all general intangibles, licenses, and intellectual property rights with respect thereto, and all substitutions, modifications, replacements, additions, accessions, proceeds, and products of to or for any of the foregoing. This provision shall not apply if Secured Party has a first priority blanket lien on the assets of Debtor.

3. DEBTOR’S ACKNOWLEDGMENTS. Debtor acknowledges and agrees that it has read and received the License; it is the Licensee under the License and agrees to perform all of the obligations of the Licensee under the License. Debtor expressly acknowledges and agrees that Secured Party (i) has not assumed any of the IT Vendor’s obligations under the License and (ii) shall have no liability for the performance of the IT Vendor’s obligations under the License or any related agreement. Debtor further agrees that its breach of or default under the License shall constitute an event of default under the Agreement.

4. DISCLAIMERS/EXCLUSION OF WARRANTIES. Debtor acknowledges that Secured Party does not manufacture or supply the IT System and does not represent the IT Vendor and Debtor has selected the IT System and IT Vendor based upon its own judgment. SECURED PARTY MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, OR ACCURACY, NOR DOES SECURED PARTY WARRANT THAT THE SOFTWARE WILL FULFILL ANY OF THE DEBTOR’S PARTICULAR PURPOSES OR NEEDS. DEBTOR AGREES THAT REGARDLESS OF CAUSE, DEBTOR WILL NOT MAKE ANY CLAIM AGAINST SECURED PARTY FOR AND SECURED PARTY IS NOT RESPONSIBLE FOR ANY DAMAGES, WHETHER CONSEQUENTIAL, DIRECT, SPECIAL OR INDIRECT. Debtor agrees that neither IT Vendor nor any salesperson, employee or agent of IT Vendor is an agent or has an authority to speak for Secured Party or to bind Secured Party in any way. Without limiting the generality of the foregoing, Secured Party makes no and specifically excludes any representation or warranty relating to any software, including without limitation any warranty of title, validity or enforceability of a license, non-infringement, or the availability or quality of vendor support.

5. OWNERSHIP OF SOFTWARE. Debtor acknowledges that the Secured Party is not the owner of the IT System and such ownership remains with the IT Vendor.

6. OBLIGATIONS UNCONDITIONAL. Debtor acknowledges that the obligation to make payments under the Agreement, whether attributable to the Equipment, the IT System or any goods or services referenced in the License and any related agreements shall be absolute and unconditional and shall be paid without abatement, deduction or offset of any kind whatsoever regardless of any claims that Debtor may have regarding the IT System, the IT Vendor and any breach, cancellation or termination of the License and any related agreements.

7. ADDITIONAL DEFAULT. In addition to the events of default set forth in Section 10(a) of the Agreement, Debtor shall be in default under the Agreement if there occurs any default, cancellation, termination, suspension or material restriction of Debtor’s rights under the License.

8. ADDITIONAL REMEDIES. In addition to the remedies set forth in Section 10(b) of the Agreement, in the event of Debtor’s default under the Agreement, Secured Party may (i) require the IT Vendor to terminate the License and all maintenance, support and other services under the License; (ii) transfer, assign, convey or dispose of Debtor’s rights under and interests in the License and related software and (iii) take any action with respect to Debtor’s rights under and interests in the License and related software as Secured Party deems to be in its best interests.

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.

SECURED PARTY:		DEBTOR:

General Electric Capital Corporation		IPC The Hospitalist Company, Inc.

By:		By:
Name:		Name:
Title:	Duly Authorized Signatory	Title:

IT Financing Add to Security Ag.doc	Rev. 03/12/03